PROXY STATEMENT
                                 ---------------

                         CHINA FOOD AND BEVERAGE COMPANY
                         -------------------------------
                             (A Nevada Corporation)

ANNUAL MEETING OF SHAREHOLDERS
                                  May 13, 2002

General Information & Incorporation by Reference

         THIS PROXY STATEMENT IS BEING MAILED TO ALL SHAREHOLDERS OF RECORD IN CONNECTION WITH THE SOLICITATION OF THEIR VOTE BY THE BOARD OF DIRECTORS OF CHINA FOOD AND BEVERAGE COMPANY ("the Company" or "China Food") with regard to an Annual Shareholder Meeting to be held on May 13, 2002 at 10:00 a.m.. at H.D. Brous & Co., Inc., 40 Cuttermill Road, Suite 500, Great Neck, NY 11021,
Telephone: (516) 498-2716. This Proxy Statement should be reviewed in connection with the enclosed copy of the Annual Report filed on SEC Form 10-KSB dated March 26, 2002 for the period ending December 31, 2001.

         VARIOUS ITEMS OF IMPORTANT INFORMATION AND FINANCIAL STATEMENTS FOR THE COMPANY RELATED TO THIS PROXY STATEMENT ARE SET-OUT IN THE ENCLOSED ANNUAL REPORT ON FORM 10-KSB. SUCH DETAILED INFORMATION MAY BE RELEVANT IN REVIEWING THIS PROXY STATEMENT, BUT IS NOT NECESSARILY REPEATED IN THIS DOCUMENT. ACCORDINGLY, EACH SHAREHOLDER SHOULD REFER TO THE FORM 10-KSB BEFORE COMPLETING THEIR PROXY BALLOT.

         Proxies voted in accordance with the accompanying ballot form, which are properly executed and received by the Secretary to the Company prior to the Annual Meeting, will be voted.


Revocability of Proxy

         A shareholder returning the enclosed proxy ballot has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.


Solicitation and Voting Procedures

         The record date for the determination of shareholders entitled to vote at the Annual Meeting was the close of business on March 18, 2002.

         As of March 18, 2002, the authorized capital stock of China Food consisted of 100,000,000 shares of common stock, $0.001 par value per share, of which 9,412,011 shares are issued and outstanding. As provided in China Food's Articles of Incorporation, each share of common stock is entitled to one vote.

         As noted in the referenced 10-KSB Report, the Company issued shares for the acquisition of a brewing company in mainland China, known as the Anhui Liu An Beer Company, Ltd. ("Anhui"), which subsequently converted the facilities and assets of the Company in China after certain principals and affiliates of Anhui were issued China Food stock in consideration. Thereafter, the Company caused to be issued to its stock transfer agent a request to stop transfer and notice of intent to cancel 1,050,000 of the Anhui shares. The specific contested shares at issue are 1,050,000 shares held by Anhui, which the Company has determined not to recognize for either quorum or voting purposes and will attempt to cancel. In addition, the conversion has caused the Company to challenge 525,000 shares held by Tiancheng China Corporation and 525,000 shares held by Credit Europeen, SA, which the Company will also not recognize for quorum or voting purposes.

         As to each of the foregoing shares, the Company will request its transfer agent to stop transfer of such shares and will proceed, as required, to attempt to effect a cancellation of such shares of record. In the interim, the Company will not recognize such shares for voting or quorum purposes so long as held by the above named shareholders. Each shareholder should understand that there remains a risk factor to the Company and other shareholders that if these shares are transferred to third parties without notice and for valuable consideration, that the Company may not be able to cancel such shares in the hands of such third party holders without physically being able to retrieve the certificates issued. It does not appear probable that the Company will be able to physically retrieve all of the certificates issued. However, for the purposes of this and other subsequent shareholder meetings, and until further action is taken by the Board of Directors, the foregoing shares will not be counted either for quorum or voting purposes. Accordingly, the Company will only recognize 7,312,011 shares for the purpose of this meeting as entitled to vote.

         Shares entitled to vote will be determined based upon the official shareholder record of March 18, 2002, except for the stop transfers and proposed cancellation instructions described in the preceding paragraphs. Actual votes cast will be determined by the physical counting of votes in person or proxy by the Inspector of Elections to be appointed prior to the meeting by the Board of Directors. Any dispute as to votes or entitlement to vote will be decided by majority vote of the Board of Directors. Abstentions and broker non-votes will not be counted for either quorum or ballot purposes.


Quorum

         As to each item to be voted upon in this Proxy, a numerical majority of the issued and outstanding shares needed to pass such measure must be present or voted by Proxy at the meeting, as determined by the Inspector of Elections at the time of meeting. Each proposal to be voted upon will only be adopted by a majority vote of shares voted at the meeting, provided a quorum of shares is present. Thereafter, each item or elective position will be adopted or approved by an affirmative vote of not less than a majority of shares entitled to vote.

         There are no matters to be voted upon as described by this Proxy upon which management will proceed absent majority shareholder approval as described above.


Abstentions

         Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.


Broker Non-Votes

         Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of Votes Cast.


Stock Ownership of Certain Beneficial Owners and Management

         The Company knows of no person or group, except the following, which, as of the date of this Proxy Statement, beneficially owns and has the right to vote more than 5% of the various voting shares in the Company; or is a Director or Principal Officer:


                                       2

                                                    VOTING SHARES        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED     OF ISSUED   RECOGNIZED
------------------------------------              ------------------     ---------   ----------

1.       Calder Investments Limited                   3,000,000            32%           41%

2        Korkor Holdings Ltd                          3,172,400            34%
                                                                                         43%
3.       Jane Zheng, Director/Sec.                      281,586             3%          3.8%

4.       James A. Tilton, Director/Pres./Treas.          57,251             1%          .78%



Notes To The Foregoing Table

         As previously noted, there is issued and outstanding, as a result of the previously converted Anhui Liu An Beer Company Assets in China, approximately 2.1 million shares of stock which the Company intends to treat as cancelled non-voting stock. Of these shares, 1,050,000 are believed currently issued in the name of Anhui Liu An Beer Company, Ltd.; 525,000 to Tiancheng China Corporation and 525,000 to Credit Europeen, SA, all of which are being deemed by the Company to be non-voting shares and subject to cancellation. However, these shares in the aggregate would constitute 22.3 % of the presently issued and outstanding shares of the Company. Also, as noted previously, there is a risk factor to the Company that if any of these shares are held by a bona fide third party purchaser for value without notice, such party may be able to insist upon a voting right as to these shares, even though they are being deemed not to constitute validly issued shares for quorum or voting purposes by management. The Company knows of no other or additional shares by any single shareholder which would equal or exceed 5% of the issued and outstanding shares.



                       MATTERS SUBJECT TO SHAREHOLDER VOTE
                       -----------------------------------

                                   PROPOSAL I
                                   ----------

                              Election of New Board
                              ---------------------


         The Company has not held a sharehold meeting since November, 1995. It was determined by the Board of Directors that a new Board of Directors should be proposed and elected for the Company in accordance with its By-laws and Nevada law. It is also noted that one of the present Directors, Mr. Lin Hu Li, has not recently been an active participant in the Board of Directors' proceeding, nor has he communicated with the other Board members. As a result, it is deemed that Mr. Li has no further interest in continuing his participation with the Company. Accordingly, the present Directors of the Company, Mr. James Tilton and Mrs. Jane Zheng, have decided to nominate a new third Director to become a member of the Board of Directors as described below. It is believed that Mr. Wilson will bring a substantial amount of business experience and expertise to the Board. Following then is a list and biographical description of the management's nominees for Directors:

         James A. Tilton, Age 40: Mr. Tilton was appointed the Company's President, Chief Executive Officer, Treasurer and one of its Directors on October 23, 1995. Mr. Tilton has extensive business and marketing experience in the Far East and has worked with his wife, Jane Zheng, in partnership with the Metallic Building Company ("MBC"), a subsidiary of NCI Building Systems, to market its pre-engineered building materials in the People's Republic of China ("PRC") since 1992. For the past five years, and again with Jane Zheng, he has assisted Star Brite, a division of Ocean, Bio-Tech, in establishing a sales distribution system in PRC for its chemical products. Mr. Tilton devotes time as necessary to the affairs of China Food.

         Jane Zheng, Age 39: Ms. Zheng was appointed as a Secretary and a Director of the Company on October 23, 1995. Ms. Zheng has extensive business and marketing experience in the Far East and has worked with her husband, James
A. Tilton, in partnership with the Metallic Building Company ("MBC"), a subsidiary of NCI Building Systems, to market its pre-engineered building materials in the PRC since 1992. For the last five years and again with James Tilton, Ms. Zheng has assisted Star Brite, a division of Ocean Bio-Tech, in establishing a sales distribution system in PRC for its chemical products. She received her engineering degree from Shanghai Univeristy, in Shanghai, China. Ms. Zheng also has an MBA degree in Finance from Adelphi University, New York. Ms. Zheng devotes time as required to the affairs of China Food.

         Mr. Gordon Wilson, Age 59: Mr. Wilson is being nominated as an outside Director. He curerently resides in West Sussex, England. Mr. Wilson is currently employed as a business advisor on an as needed basis. Previously he was affiliated as a principal with BWW Group of London, England from 1991-2002, which was a U.K. private investment group which primarily engaged in providing services and products to hotels, caterers and also engaged in insurance products, property management and consulting. Previously Mr. Wilson had affiliations as an officer or employee with Routiers Ltd., AIM/AREF and other London based companies.


                   SUMMARY INFORMATION AS TO DIRECTOR NOMINEES

=======================================================================================================
                                 Current             Number of Shares       Percentage of Issued and
         NAM                     Compensation      (Beneficial & Legal)            Outstanding
-------------------------------------------------------------------------------------------------------
JAMES A. TILTON                  $75,000/year            57,251                        1%
-------------------------------------------------------------------------------------------------------
JANE ZHENG                       $75,000/year           281,586                        3%
-------------------------------------------------------------------------------------------------------
GORDON WILSON                          0                      0                        0%
=======================================================================================================


                                   PROPOSAL II

             Ratification of Appointment of Independent Accountants

         The Board of Directors intends to appoint H J & Associates, LLC of Salt Lake City, Utah as independent certified public accountants for the Company to examine the financial statements of the Company for the fiscal year ending December 31, 2002. The appointment of H J & Associates is subject to ratification of the shareholders and a ballot soliciting your vote for such ratification is part of these proxy materials. H J & Associates have been acting as independent accountants for the Company for six years and, both by virtue of its familiarity with the Company's affairs and its ability, it is considered by the Board as best qualified to continue its performance of these functions. The present Board of Directors, as well as the nominee to be elected, recommends adoption of the resolution appointing the foregoing accounting firm as the independent auditors for the Company.

         The present Board urges your vote in favor of the ratification of the current auditors.



                          Board and Committee Meetings

         During the fiscal year ending December 31, 2001 (the "Last Fiscal Year"), the Board of Directors held approximately two meetings. The Board has held three meetings in calendar year 2002 to date. The Board of Directors does not have separate sections or committees. All audits and compensation issues, as well as other matters, are addressed as a committee of the whole.

                  Section 16(a) Beneficial Ownership Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

         Based solely on the Company's review of such forms furnished to the Company and representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during the Last Fiscal Year and will be completed as to new shareholders promptly upon completion of the merger.


                             Executive Compensation

         Certain additional required information concerning remuneration, other compensation and ownership of securities by the Directors and Officers is set-out in the enclosed 10-KSB Report and incorporated by this reference. It is not intended that Mr. Wilson will serve or be compensated as a corporate officer.


                         Proposed Director Remuneration

         During the current fiscal year, the Company intends to compensate outside directors at the rate of $350 for a half-day meeting and $500 for a full day meeting. No changes are currently contemplated in salaries or directors compensation.


                 Certain Relationships and Related Transactions

         Certain significant relationships and related transactions are set-out in the enclosed 10-KSB Report and incorporated by this reference.

                      Management's Stock Rights and Options

         A discussion of managements stock rights and options are referenced above and further discussed in the enclosed and incorporated 10-KSB Report. Since the date of the 10-KSB Report, the Company has issued warrants to H.D. Brous & Co. or assign for providing investment services which would allow it to acquire 550,000 shares at $0.06/share for five years to March 31, 2007.


                          Management's Recommendations

         The present Board recommends your vote for all of the foregoing proposals, but will provide in the Ballot Form space to vote for other nominees; or to vote against or abstain from the other proposals.


                   Other Matters

         The Special Meeting is called for the purposes set forth in the notice thereof. The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Special Meeting other than those specifically referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Special Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their judgment.

                              Stockholder Proposals

         There were no stockholders proposals submitted for consideration at this Special Meeting. Stockholder proposals intended to be considered at the next Annual Meeting of Stockholders must be received by The Company no later than December 31, 2002. Such proposals may be included in the next proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.





                          Transaction of Other Business

         At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the acCompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

         Any stockholder may present a matter from the floor for consideration at a meeting so long as the procedures established for such meeting and the Bylaws are followed.


                                Other Information

                  Financial Reports & Other Important Documents

         Audited statements of the Company for the year ending December 31, 2001 with comparative material for prior years are contained in the SEC Form 10-KSB filed with the United States Securities and Exchange Commission.


                               Further Information

                  All   references  to  each   document   referred  to  in  this
Information Statement are qualified in their entirety by reference to the complete contents of such document. Copies of these documents may be obtained by shareholders, without cost, upon request from management at the mailing address of China Food.

                  Dated: April 15, 2002.


                                      BY ORDER OF THE BOARD OF DIRECTORS:

                                      /s/ JAMES A. TILTON
                                      -------------------------------
                                          James A. Tilton
                                          Chairman of the Board




         CHINA/Proxy Statement


                                  PROXY BALLOT
                         China Food And Beverage Company
                          ANNUAL MEETING, MAY 13, 2002

Please  complete,  sign and provide  any  additional  information  on this Proxy
Statement and return it to the Company by mailing it back prior to May 10, 2002 in the enclosed envelope.

------------------- ----------------- -------------- -------------------------------------------------------------------------------
FOR                 AGAINST           ABSTAIN                     PROPOSAL
------------------- ----------------- -------------- -------------------------------------------------------------------------------
                                                     Election   of  all  current
                                                     management  nominees to the
                                                     Board  of   Directors.   If
                                                     voting against  election of
                                                     all,  indicate  below  your
                                                     individual vote.
------------------- ----------------- -------------- -------------------------------------------------------------------------------

                                YOU MAY VOTE FOR ALL CURRENT NOMINEES ABOVE; OR
                                YOU MAY VOTE INDIVIDUALLY AS TO EACH PROPOSED
                                DIRECTOR BELOW

------------------- ----------------- -------------- -------------------------------------------------------------------------------
                                                     Mr. James A. Tilton, Director and President
------------------- ----------------- -------------- -------------------------------------------------------------------------------
                                                     Mrs. Jane Zheng, Director
------------------- ----------------- -------------- -------------------------------------------------------------------------------
                                                     Mr. Gordon Wilson, Director
------------------- ----------------- -------------- -------------------------------------------------------------------------------

                                                 OTHER MATTERS

------------------- ----------------- -------------- -------------------------------------------------------------------------------
                                                     Ratification  to retain H J
& Associates, LLC as independent CPAs for the Company.
------------------- ----------------- -------------- -------------------------------------------------------------------------------
                                                     Grant to current management
                                                     the   right  to  vote  your
                                                     proxy  in  accordance  with
                                                     their   judgment  on  other
                                                     matters  as  may   properly
                                                     come before the meeting.
------------------- ----------------- -------------- -------------------------------------------------------------------------------

                 OTHER SHAREHOLDER PROPOSALS AND/OR NOMINATIONS
(Unless otherwise indicated, your proxy will be voted in favor of any nomination or proposal indicated below.)



                                         (Attach sheets as necessary)
       Check here if you plan
        to attend meeting.
                                         -----------------------------
                                              SIGNATURE
Print Shareholder Name(s) exactly
as they appear on your Certificate:        Complete If Known:
                                           Certificate #:
------------------------------------                      --------------------
                                                     No. of Shares:
------------------------------------                              -----------
                                                     Date
                                                           ---------------------
CHINA/Ballot